BIG FLOWER HOLDINGS, INC. AND SUBSIDIARIES
SAVINGS PLUS 401(K) PLAN

Financial Statements as of December 31, 1997 and 1996 and for the Year Ended December 31, 1997, Supplemental
Schedules for the Year Ended December 31, 1997 and
Independent Auditors' Report

BIG FLOWER HOLDINGS, INC. AND SUBSIDIARIES
SAVINGS PLUS 401(k) PLAN

TABLE OF CONTENTS
--------------------------------------------------------------------------------


                                                                                         Page
INDEPENDENT AUDITORS' REPORT                                                             1

FINANCIAL STATEMENTS:

   Statements of Net Assets Available for Benefits as of December 31, 1997 and 1996      2

   Statement of Changes in Net Assets Available for Benefits for the Year Ended
     December 31, 1997                                                                   3

   Notes to Financial Statements                                                       4-13

SUPPLEMENTAL SCHEDULES:

   Item 27a - Schedule of Assets Held for Investment Purposes as of December 31, 1997  14-15

   Item 27d - Schedule of Reportable Transactions for the Year Ended December 31, 1997  16



INDEPENDENT AUDITORS' REPORT


To the Plan Administrator and Participants of
Big Flower Holdings, Inc. and Subsidiaries
Savings Plus 401(k) Plan:

We have audited the accompanying statements of net assets available for benefits of the Big Flower Holdings, Inc. and Subsidiaries Savings Plus 401(k) Plan (the "Plan") as of December 31, 1997 and 1996, and the statement of changes in net assets available for benefits for the year ended December 31, 1997. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1997 and 1996, and the changes in net assets available for benefits for the year ended December 31, 1997 in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of (1) assets held for investment purposes as of December 31, 1997 and (2) reportable transactions for the year ended December 31, 1997 are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules are the responsibility of the Plan's management. Such supplemental schedules have been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.



/s/ Deloitte & Touche LLP


June 5, 1998

BIG FLOWER HOLDINGS, INC. AND SUBSIDIARIES
SAVINGS PLUS 401(k) PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
AS OF DECEMBER 31, 1997 AND 1996
--------------------------------------------------------------------------------

                                                  1997                1996
ASSETS:

  Investments (Note 6):
    Investments at fair value                  $    41,554,311     $ 28,829,901
    Loans to participants                            2,386,428        1,761,090
                                               ---------------     ------------
        Total investments                           43,940,739       30,590,991
                                               ---------------     ------------
  Receivables:
    Employee contributions                             552,747          340,453
    Employer contributions                             333,607          274,193
                                               ---------------     ------------
        Total receivables                              886,354          614,646
                                               ---------------     ------------
NET ASSETS AVAILABLE FOR BENEFITS              $    44,827,093     $ 31,205,637
                                               ---------------     ------------
                                               ---------------     ------------


See notes to financial statements.

BIG FLOWER HOLDINGS, INC. AND SUBSIDIARIES
SAVINGS PLUS 401(k) PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
FOR THE YEAR ENDED DECEMBER 31, 1997
--------------------------------------------------------------------------------


ADDITIONS:
  Investment income:
    Net appreciation in fair value of investments             $ 5,086,573
    Interest income                                               515,967
                                                              -----------
          Total investment income                               5,602,540
                                                              -----------
  Contributions:
    Employee                                                    9,180,145
    Employer                                                    1,614,464
                                                              -----------
          Total contributions                                  10,794,609
                                                              -----------
          Total additions                                      16,397,149
                                                              -----------
DEDUCTIONS:
  Distributions to participants and beneficiaries              (2,775,693)
                                                              -----------
NET INCREASE                                                   13,621,456
                                                              -----------
NET ASSETS AVAILABLE FOR BENEFITS
  Beginning of year                                            31,205,637
                                                              -----------
  End of year                                                 $44,827,093
                                                              -----------
                                                              -----------



See notes to financial statements.

TREASURE CHEST ADVERTISING COMPANY, INC.
SAVINGS PLUS 401(k) PLAN

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


1.    PLAN DESCRIPTION AND RELATED INFORMATION

      Organization of the Plan - Big Flower Holdings, Inc. and Subsidiaries (the "Company") Savings Plus 401(k) Plan (the "Plan"),formerly Treasure Chest Advertising Company, Inc. Savings Plus 401(k) Plan, is a defined contribution plan. The Plan was established in July 1990 and amended and restated effective January 1, 1994. The Plan covers employees credited with three months of service and at least 21 years of age. Persons employed at the inception of the Plan are eligible to participate in the Plan, regardless of credited service or age.

      Plan Agreement - Plan provisions regarding participation, vesting, distributions, allocations, withdrawals and forfeitures are described in the summary plan description, which is available to all participants. The following brief description of the Plan is provided for general information purposes only. Participants should refer to the Plan Agreement for more complete information.

      Participant Accounts - Separate accounts are maintained for each participant. Each participant's account is credited with the participant's contributions and the matching contributions, plan earnings and forfeitures (other than the forfeitures of matching contributions) of terminated participants' nonvested amounts. These amounts are invested in any of the available investment funds, including a Company common stock fund, as directed by the participant. Allocations of plan earnings are based on participant account balances. Forfeitures of nonvested matching contributions are used to reduce the Company's future matching contributions. Participants shall at all times have a nonforfeitable right to the vested amounts of their accounts.

      Vesting - Participants are immediately vested in their elective contributions plus actual earnings thereon. Company matching contributions and profit sharing contributions, if any, plus accrued earnings are vested 100% after the participant has attained at least five years of credited service.

      Plan Administration - All assets of the Plan are held and managed by a trustee and an independent custodian. Investments are participant directed. The custodian executes participant investment orders. All other matters with respect to the Plan are administered by a Committee whose members are appointed by the Board of Directors of the Company.

      Payment of Benefits - A participant's plan benefits may be distributed at retirement, death, disability, age 59 1/2, termination of employment (if the participant no longer wishes to continue in the Plan) or proven financial hardship, as approved by the Committee. Such benefits will normally be paid in a lump sum.

2.    SIGNIFICANT ACCOUNTING POLICIES

      Investments - Investments in all funds, except the Guaranteed Certificate funds and the Loan Fund, are presented at fair value, based on the quoted market prices of the underlying securities within each fund. The Guaranteed Certificate funds are presented at contract value. Contract value represents the accumulated contributions plus accrued net earnings, less distributions. The crediting interest rate on the contracts held by the Guaranteed Certificate funds range from 4.10% to 6.60% at December 31, 1997 and 1996. Participant loans are valued at cost which approximates fair value. Purchases and sales are recorded on a trade date basis. Interest income is recorded on the accrual basis.

      Net appreciation in fair value of investments includes realized and unrealized gains and losses on investments sold or held during the year.

      Benefits - Benefits are recorded in the accompanying financial statements when paid.

      Plan Expenses - Accounting and administrative fees are paid out of plan assets unless paid by the Company. The Company paid all accounting and administrative fees for the Plan for the year ended December 31, 1997.

      Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Concentrations of Credit Risk - The Plan's financial instruments that are exposed to concentrations of credit risk consist primarily of cash, cash equivalents and mutual fund investments. The Plan's cash, cash equivalents and mutual fund investments are held by a custodian, Great-West Life & Annuity Insurance Company.

3.    PLAN FUNDING

      Participants may annually contribute from 1% to 15% of their gross salaries to the Plan up to a maximum amount as established under the Internal Revenue Code ("IRC"). Participants may adjust their contribution percentages four times a year, or at such other times determined by the Committee. In addition, participants may, at the discretion of the Committee, deposit rollover amounts from other plans into the Plan. The Company will contribute a matching contribution equal to 50% of the first 3% of salary which each participant contributes.

4.    LOANS TO PARTICIPANTS

      Active participants may obtain loans from their accounts with the consent of the Committee. The repayment period of such loans cannot exceed five years unless the proceeds are used to purchase the participant's principal residence, in which case longer terms, up to ten years, are allowed. Interest rates are established by the Committee at a rate equal to a bank's prime rate plus 1%, which equaled 8.50% and 8.25% at December 31, 1997 and 1996, respectively.

      The aggregate principal balance of loans outstanding to a participant may not exceed the lesser of (i) $50,000 or (ii) one-half of the participant's vested accrued benefit and loans cannot be less than $1,000. All loans are secured by an assignment of a security interest in the participant's account.

5.    TAX STATUS

      The Plan obtained its latest determination letter on May 31, 1996, in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of IRC
      Section 401. The Plan has been amended since receiving the determination letter. In 1995, the Plan's sponsor became aware of certain technical deficiencies in the operation of the Plan. In November 1995, the Plan entered into the Voluntary Compliance Review Program established by the Internal Revenue Service as a method of bringing employee benefit plans into compliance with the Employee Retirement Income Security Act of 1974. The Company intends to make the corrective actions required by the VCR Program and believes that the Plan will continue to maintain its tax qualification.

6.    INVESTMENTS

      The following table presents the fair value of investments. Investments that represent 5% or more of the Plan's net assets available for plan benefits are separately identified.



                                                                                December 31,
                                                                  ------------------------------------------
                                                                         1997                  1996
Investments at fair value as determined by the custodian based on market prices of underlying assets in the funds invested:
  Bond funds                                                           $  1,555,614         $  1,019,513
  Money market funds:
    Money Market Fund I                                                     638,723              740,369
    Money Market Fund II                                                  2,357,883  *         1,551,777  *
  Equity funds:
    Aggressive Growth Fund I                                              3,869,917  *         2,906,358  *
    Aggressive Growth Funds II                                            2,881,689  *         2,221,874  *
    Growth Fund II                                                        7,192,397  *         5,262,947  *
    Other equity funds                                                    9,502,496            5,225,832
  Mutual funds:
    Profiles Series I                                                     2,429,163  *         1,100,284
    Profile Series II                                                     2,774,644  *         1,324,019
    Other profile series                                                  1,755,169            1,126,203
  Cash and Cash Equivalents                                                   -                   30,079
   Big Flower Holdings, Inc. Common Stock                                    98,391                 -
Investments at estimated value:
  Other investments:
    Guaranteed Certificate Fund 36m                                       6,084,645  *         5,977,495  *
    Other investments                                                       413,580              343,151
    Loans to participants                                                 2,386,428  *         1,761,090  *
                                                                        -----------          -----------
Total investments                                                       $43,940,739          $30,590,991
                                                                        -----------          -----------
                                                                        -----------          -----------









* Represents investments that exceed 5% of Plan assets.

7.    INVESTMENTS OPTIONS

      The plan allows a variety of Funds in which to invest. Set forth below is a brief description of these funds. Participants should review each particular fund's prospectus prior to investing. The descriptions set forth below are qualified in their entirety by the particular prospectus.

      Bond Funds - Funds are invested in corporate or government bonds with different interest rates and maturity periods. The available options are as follows:

                  I.       Maxim U.S. Government Mortgage Securities Portfolio
                  II.      Maxim Investment Grade Corporate Bond Portfolio
                  III.     Maxim Corporate Bond Portfolio
                  IV.      Putnam Global Governmental Income Portfolio
                  V.       Maxim Short-Term Maturity Bond Portfolio

      Guaranteed Certificate Funds - Similar to certificates of deposit and guaranteed by the Great-West Life and Annuity Insurance Company, these Funds are credited daily with interest earned until maturity.

      Aggressive Growth Funds - Investments are made in the common stocks of companies that are considered undervalued or present growth possibilities. The available options are as follows:

                  I.       Twentieth Century Ultra Investors Fund
                  II.      AIM Constellation Fund
                  III.     Maxim Small-Cap Index Portfolio
                  IV.      Maxim Growth Index Portfolio
                  V.       Maxim Small-Cap Aggressive Growth Portfolio

      Growth Funds - Funds are generally invested in common stocks of medium or large companies that offer growth potential. The available options are as follows:

                  I.       Fidelity Advisor Growth Opportunities Fund
                  II.      Maxim Stock Index Portfolio
                  III.     AIM Weingarten Fund
                  IV.      Maxim Small-Cap Value Portfolio

      Growth & Income Funds - These funds invest in large companies with stable histories, offering opportunities for both long term growth and current income through bonds and dividend-paying stock. The available options are as follows:

                  I.       Maxim Total Return Portfolio
                  II.      AIM Charter Fund
                  III.     Maxim Value Index Portfolio
                  IV.      Putnam Fund for Growth & Income
                  V.       Fidelity Advisor Equity Income Fund

      International Funds - These Funds are invested in foreign markets to offset declines in the U.S. market. These available options are as follows:

                  I.       Putnam Global Growth Fund
                  II.      Maxim Foreign Equity Portfolio
                  III.     Fidelity Advisor Overseas Fund

      Money Market Fund I - Formally known as the Daily Interest Guaranteed Fund, amounts are invested in short term money market securities not to exceed 13 months, except for U.S. governmental securities which are limited to 25 months. Interest earned in this fund is guaranteed not to fall below 4.0% per annum. As of July 1, 1993, this fund was closed to new participants, although existing participants may continue to contribute.

      Money Market Fund II - Formally named the Maxim Money Market Portfolio, amounts are invested in short term money market securities with maturities not to exceed 13 months, except for U.S. governmental securities which are limited to 25 months.

      Mutual Funds - These Funds are invested throughout the above Funds in various combinations to provide a diversified group of securities.

                  I.       Profile Series I
                  II.      Profile Series II
                  III.     Profile Series III
                  IV.      Profile Series IV
                  V.       Profile Series V

      Big Flower Holdings, Inc. Common Stock -These funds are invested in the common stock of the Company. This investment option became available in August of 1997.



8.    PLAN TERMINATION

      Although it has not expressed any intention to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of the Employee Retirement Income Security Act of 1974. In the event of the Plan's termination, participants will become 100% vested in their accounts.

9.    INVESTMENT INFORMATION BY FUND

      Significant components of the changes in net assets for each investment option, which include investment appreciation and earnings, contributions and distributions, and, additionally, net assets available for benefits for each investment option are as follows for the year ended December 31, 1997:



                                                          1997

Net appreciation:
  Aggressive Growth Fund I                           $  695,773
  Aggressive Growth Fund II                             310,490
  Aggressive Growth Fund III                             30,536
  Aggressive Growth Fund IV                             113,695
  Aggressive Growth Fund V                              126,875
  Bond Fund I                                            46,509
  Bond Fund II                                           16,571
  Bond Fund III                                          27,812
  Bond Fund IV                                             (512)
  Bond Fund V                                               956
  Big Flower Holdings, Inc. Common Stock                  6,253
  Growth Fund I                                         253,594
  Growth Fund II                                      1,708,511
  Growth Fund III                                       248,177
  Growth Fund IV                                         19,470
  Growth & Income Fund I                                 50,123
  Growth & Income Fund II                               202,897
  Growth & Income Fund III                              120,508
  Growth & Income Fund IV                               147,828
  Growth & Income Fund V                                 19,414
  International Fund I                                   91,577
  International Fund II                                 (12,671)
  International Fund III                                  2,598
  Money Market Fund II                                   94,046
  Profile Series I                                      281,130
  Profile Series II                                     316,851
  Profile Series III                                    127,624
  Profile Series IV                                      29,916
  Profile Series V                                       10,022
                                                     ----------
Total                                                $5,086,573
                                                     ----------
                                                     ----------
Interest income:
  Guaranteed Certificate Fund 36m                    $  308,874
  Guaranteed Certificate Fund 60m                         8,092
  Guaranteed Certificate Fund 84m                        11,605
  Money Market Funds                                     33,252
  Loans to Participants                                 154,144
                                                     ----------
Total                                                $  515,967
                                                     ----------
                                                     ----------



                                                          1997

Employee contributions:
  Guaranteed Certificate Fund 36m                  $   646,192
  Guaranteed Certificate Fund 60m                       40,475
  Guaranteed Certificate Fund 84m                       54,922
  Aggressive Growth Fund I                             777,574
  Aggressive Growth Fund II                            603,231
  Aggressive Growth Fund III                            83,959
  Aggressive Growth Fund IV                            278,914
  Aggressive Growth Fund V                             346,127
  Bond Fund I                                          121,688
  Bond Fund II                                          46,075
  Bond Fund III                                         85,391
  Bond Fund IV                                          29,946
  Bond Fund V                                           16,540
  Big Flower Holdings, Inc. Common Stock                55,836
  Growth Fund I                                        271,154
  Growth Fund II                                       692,638
  Growth Fund III                                      218,038
  Growth Fund IV                                        72,326
  Growth & Income Fund I                                66,366
  Growth & Income Fund II                              203,952
  Growth & Income Fund III                             293,346
  Growth & Income Fund IV                              304,941
  Growth & Income Fund V                                82,612
  International Fund I                                 285,854
  International Fund II                                 64,109
  International Fund III                                64,308
  Money Market Fund II                                 675,746
  Profile Series I                                   1,062,628
  Profile Series II                                  1,011,025
  Profile Series III                                   461,701
  Profile Series IV                                    107,946
  Profile Series V                                      54,585
                                                  ------------
Total                                             $  9,180,145
                                                  ------------
                                                  ------------



                                                          1997

Employer contributions:
  Guaranteed Certificate Fund 36m                 $   184,580
  Guaranteed Certificate Fund 60m                       6,036
  Guaranteed Certificate Fund 84m                      11,011
  Aggressive Growth Fund I                            147,423
  Aggressive Growth Fund II                           121,447
  Aggressive Growth Fund III                           13,906
  Aggressive Growth Fund IV                            33,800
  Aggressive Growth Fund V                             38,605
  Bond Fund I                                          28,404
  Bond Fund II                                         10,416
  Bond Fund III                                        13,576
  Bond Fund IV                                          5,844
  Bond Fund V                                           2,024
  Big Flower Holdings, Inc. Common Stock                1,736
  Growth Fund I                                        46,461
  Growth Fund II                                      136,084
  Growth Fund III                                      43,303
  Growth Fund IV                                        4,949
  Growth & Income Fund I                               15,935
  Growth & Income Fund II                              40,185
  Growth & Income Fund III                             24,668
  Growth & Income Fund IV                              45,733
  Growth & Income Fund V                                5,746
  International Fund I                                 45,700
  International Fund II                                15,870
  International Fund III                                6,935
  Money Market Fund II                                113,525
  Profile Series I                                    165,253
  Profile Series II                                   165,793
  Profile Series III                                   87,349
  Profile Series IV                                    20,785
  Profile Series V                                     11,425
                                                  ------------
                                                    1,614,507
  Less forfeitures applied                                (43)
                                                  ------------
Total                                             $ 1,614,464
                                                  ------------
                                                  ------------



                                                                1997

Distributions to participants and beneficiaries:
  Guaranteed Certificate Fund 36m                          $   597,859
  Guaranteed Certificate Fund 60m                                5,715
  Guaranteed Certificate Fund 84m                               41,553
  Money Market Fund I                                           65,642
  Aggressive Growth Fund I                                     266,624
  Aggressive Growth Fund II                                    191,942
  Aggressive Growth Fund III                                     8,370
  Aggressive Growth Fund IV                                     25,873
  Aggressive Growth Fund V                                     101,756
  Bond Fund I                                                   53,463
  Bond Fund II                                                  42,869
  Bond Fund III                                                 14,031
  Bond Fund IV                                                   6,838
  Bond Fund V                                                    1,627
  Big Flower Holdings, Inc. Common Stock                            49
  Growth Fund I                                                106,487
  Growth Fund II                                               365,403
  Growth Fund III                                               50,833
  Growth Fund IV                                                 3,283
  Growth & Income Fund I                                        34,506
  Growth & Income Fund II                                      113,611
  Growth & Income Fund III                                      20,565
  Growth & Income Fund IV                                       38,958
  Growth & Income Fund V                                         2,029
  International Fund I                                          42,171
  International Fund II                                         14,139
  International Fund III                                         7,935
  Money Market Fund II                                         180,176
  Profile Series I                                             119,620
  Profile Series II                                            132,812
  Profile Series III                                            65,615
  Profile Series IV                                             41,403
  Profile Series V                                              12,915
  Loans to Participants                                         97,499
                                                          ------------
                                                             2,874,171
  Less forfeitures                                             (98,478)
                                                          ------------
  Total                                                   $  2,775,693
                                                          ------------
                                                          ------------



                                                                     1997               1996
Net assets available for plan benefits (end of year):
  Guaranteed Certificate Fund 36m                              $   6,177,882      $   6,078,333
  Guaranteed Certificate Fund 60m                                    187,025            146,107
  Guaranteed Certificate Fund 84m                                    236,357            205,209
  Money Market Fund I                                                638,723            770,450
  Aggressive Growth Fund I                                         3,947,790          2,967,956
  Aggressive Growth Fund II                                        2,942,453          2,280,411
  Aggressive Growth Fund III                                         228,134            109,137
  Aggressive Growth Fund IV                                          665,113            253,050
  Aggressive Growth Fund V                                         1,000,540            377,608
  Bond Fund I                                                        684,331            510,944
  Bond Fund II                                                       270,606            265,131
  Bond Fund III                                                      390,541            173,792
  Bond Fund IV                                                       138,043             93,127
  Bond Fund V                                                        103,793              2,469
  Big Flower Holdings, Inc. Common Stock                             100,695                -
  Growth Fund I                                                    1,258,962            820,073
  Growth Fund II                                                   7,261,629          5,329,727
  Growth Fund III                                                  1,317,372            984,488
  Growth Fund IV                                                     140,809             46,531
  Growth & Income Fund I                                             333,882            318,347
  Growth & Income Fund II                                          1,154,221            819,876
  Growth & Income Fund III                                           889,904            237,373
  Growth & Income Fund IV                                          1,123,755            414,306
  Growth & Income Fund V                                             200,127             46,313
  International Fund I                                             1,051,816            687,944
  International Fund II                                              201,803            206,773
  International Fund III                                             151,238             35,904
  Money Market Fund II                                             2,422,513          1,600,005
  Profile Series I                                                 2,525,216          1,136,421
  Profile Series II                                                2,875,174          1,360,188
  Profile Series III                                               1,324,555            759,536
  Profile Series IV                                                  338,751            226,928
  Profile Series V                                                   156,912            180,090
  Loans to Participants                                            2,386,428          1,761,090
                                                                 -----------       ------------
Total                                                            $44,827,093       $ 31,205,637
                                                                 -----------       ------------
                                                                 -----------       ------------



                                   * * * * * *

BIG FLOWER HOLDINGS, INC. AND SUBSIDIARIES
SAVINGS PLUS 401(k) PLAN

ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
AS OF DECEMBER 31, 1997
--------------------------------------------------------------------------------


 (a)                    (b)                                      (c)                             (d)               (e)
                                                     Description of Investments,
                                                       Including Maturity Date,
           Identity of Issue, Borrower,             Rate of Interest, Collateral,                                Current
              Lessor or Similar Party                   Par or Maturity Value                   Cost              Value
       BOND FUNDS

  *    Great-West Life & Annuity Ins. Co.         Bond Fund I                                  $    608,766      $     669,392
  *    Great-West Life & Annuity Ins. Co.         Bond Fund II                                      243,192            265,983
  *    Great-West Life & Annuity Ins. Co.         Bond Fund III                                     346,429            382,983
  *    Great-West Life & Annuity Ins. Co.         Bond Fund IV                                      131,210            134,626
  *    Great-West Life & Annuity Ins. Co.         Bond Fund V                                       101,736            102,630
                                                                                                -----------          ---------
                 Total Bond Funds                                                                 1,431,333          1,555,614
                                                                                                -----------          ---------
       OTHER INVESTMENTS

  *    Great-West Life & Annuity Ins. Co.         Guaranteed Certificate Fund 36m                 6,084,645          6,084,645
  *    Great-West Life & Annuity Ins. Co.         Guaranteed Certificate Fund 60m                   183,947            183,947
  *    Great-West Life & Annuity Ins. Co.         Guaranteed Certificate Fund 84m                   229,633            229,633
                                                                                                  ---------            -------
                 Total Other Investments                                                          6,498,225          6,498,225
                                                                                                  ---------          ---------
       EQUITY FUNDS

  *    Great-West Life & Annuity Ins. Co.         Aggressive Growth Fund I                        3,126,439          3,869,917
  *    Great-West Life & Annuity Ins. Co.         Aggressive Growth Fund II                       2,487,777          2,881,689
  *    Great-West Life & Annuity Ins. Co.         Aggressive Growth Fund III                        186,437            220,548
  *    Great-West Life & Annuity Ins. Co.         Aggressive Growth Fund IV                         549,299            640,630
  *    Great-West Life & Annuity Ins. Co.         Aggressive Growth Fund V                          843,750            978,779
  *    Great-West Life & Annuity Ins. Co.         Growth Fund I                                     917,604          1,233,846
  *    Great-West Life & Annuity Ins. Co.         Growth Fund II                                  4,979,557          7,192,397
  *    Great-West Life & Annuity Ins. Co.         Growth Fund III                                   994,175          1,294,321
  *    Great-West Life & Annuity Ins. Co.         Growth Fund IV                                    115,919            137,998
  *    Great-West Life & Annuity Ins. Co.         Growth & Income Fund I                            276,051            326,089
  *    Great-West Life & Annuity Ins. Co.         Growth & Income Fund II                           873,792          1,133,835
  *    Great-West Life & Annuity Ins. Co.         Growth & Income Fund III                          745,455            874,726
  *    Great-West Life & Annuity Ins. Co.         Growth & Income Fund IV                           913,047          1,096,462
  *    Great-West Life & Annuity Ins. Co.         Growth & Income Fund V                            173,334            196,459
  *    Great-West Life & Annuity Ins. Co.         International Fund I                              899,710          1,026,164
  *    Great-West Life & Annuity Ins. Co.         International Fund II                             196,893            194,590
  *    Great-West Life & Annuity Ins. Co.         International Fund III                            145,609            148,049
                                                                                                -----------         ----------
                  Total Equity Funds                                                             18,424,848         23,446,499
                                                                                                -----------         ----------
                                                                                                -----------         ----------


*  Investments with a party-in-interest.

BIG FLOWER HOLDINGS, INC. AND SUBSIDIARIES
SAVINGS PLUS 401(k) PLAN

ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES (Continued)
--------------------------------------------------------------------------------


 (a)                    (b)                                      (c)                             (d)                (e)
                                                     Description of Investments,
                                                       Including Maturity Date,
           Identity of Issue, Borrower,             Rate of Interest, Collateral,                                 Current
              Lessor or Similar Party                   Par or Maturity Value                    Cost              Value
       MONEY MARKET FUNDS

  *    Great-West Life & Annuity Ins. Co.         Money Market Fund I                              638,723            638,723
  *    Great-West Life & Annuity Ins. Co.         Money Market Fund II                           2,253,547          2,357,883
                                                                                                 -----------        ---------
                  Total Money Market Funds                                                       2,892,270          2,996,606
                                                                                                 -----------        ---------
       MUTUAL FUNDS

  *    Great-West Life & Annuity Ins. Co.           Profile Series I                             2,121,255          2,429,163
  *    Great-West Life & Annuity Ins. Co.           Profile Series II                            2,376,943          2,774,644
  *    Great-West Life & Annuity Ins. Co.           Profile Series III                           1,115,608          1,278,010
  *    Great-West Life & Annuity Ins. Co.           Profile Series IV                              288,676            327,090
  *    Great-West Life & Annuity Ins. Co.           Profile Series V                               137,656            150,069
                                                                                                 ---------            -------
                 Total Mutual Funds                                                              6,040,138          6,958,976
                                                                                                 ---------          ---------
       COMMON STOCK

  *    Big Flower Holdings, Inc.                                                                    92,116             98,391
                                                                                                    ------             ------
  *     Loans to Participants                      Loans to Participants, interest                     -            2,386,428
                                                   rates ranging from 7.0% to 10.0%,                  ----          ---------
                                                   maturities ranging from 1 to
                                                   5 years (up to 10 years for
                                                   home purchases)
       Total Investments                                                                    $    35,378,930    $   43,940,739
                                                                                            ---------------    --------------
                                                                                            ---------------    --------------

*  Investments with a party-in-interest.                                                                           (concluded)




BIG FLOWER HOLDINGS, INC. AND SUBSIDIARIES
SAVINGS PLUS 401(k) PLAN

ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
FOR THE YEAR ENDED DECEMBER 31, 1997
--------------------------------------------------------------------------------


SERIES OF TRANSACTIONS, WHEN AGGREGATED, INVOLVING AMOUNTS IN
EXCESS OF 5% OF THE VALUE OF PLAN ASSETS


           (a)                                     (b)                           (c)          (d)           (g)           (i)
                                           Description of Asset
                                       (Including Interest Rate and           Purchase      Selling       Cost of      Net Gain
Identity of Party Involved              Maturity in Case of Loan)               Price        Price         Asset       or (Loss)

Great West Life & Annuity Ins. Co.      Guaranteed Certificate Fund 36M     $ 2,722,811
Great West Life & Annuity Ins. Co.      Guaranteed Certificate Fund 36M                      $ 2,924,534   $ 2,924,534   $  -

Great West Life & Annuity Ins. Co.      Money Market Fund II                  2,835,330
Great West Life & Annuity Ins. Co.      Money Market Fund II                                   2,254,642     2,225,034     29,608

Great West Life & Annuity Ins. Co.      Profile Series I                      1,726,299

Great West Life & Annuity Ins. Co.      Aggressive Growth Fund I              2,004,509
Great West Life & Annuity Ins. Co.      Aggressive Growth Fund I                               1,736,389     1,554,172    182,217


